     As filed with the Securities and Exchange Commission on April 7, 1998

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:

/ /        Preliminary Proxy Statement
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Rule
           14a-11(c) or Rule 14a-12
/ /        Confidential, for Use of the Commission
           Only (as permitted by Rule 14a-6(e)(2))

                             SL GREEN REALTY CORP.
                              70 WEST 36TH STREET
                            NEW YORK, NEW YORK 10018
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computedpursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration state-ment number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3) Filing Party:

--------------------------------------------------------------------------------

(4) Date Filed:

--------------------------------------------------------------------------------

                             SL GREEN REALTY CORP.
                              70 West 36th Street
                            New York, New York 10018

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 28, 1998
                            ------------------------

    NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of SL Green Realty Corp. (the "Company") will be held on Thursday, May 28, 1998 at 10:00 a.m. at 110 East 42nd Street, New York, New York, for the following purposes:

        1. To elect one Class I director of the Company to serve until the 2001 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

        2. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998;

        3. To approve the Company's Amended 1997 Stock Option and Incentive Plan; and

        4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on April 3, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

    You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          BENJAMIN P. FELDMAN
                                          SECRETARY

New York, New York
April 7, 1998

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             SL GREEN REALTY CORP.
                              70 West 36th Street
                            New York, New York 10018
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 1998 ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 28, 1998
                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SL Green Realty Corp. (the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Thursday, May 28, 1998, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon (1) the election of one Class I director of the Company, (2) to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998, (3) to approve the Company's Amended 1997 Stock Option and Incentive Plan, and (4) to act upon any other matters properly brought before them.

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 8, 1998. The Board of Directors has fixed the close of business on April 3, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 12,292,311 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

    The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of the Class I director. The affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting at which a quorum is present is required for the ratification of the Company's auditors, the approval of the Company's Amended 1997 Stock Option and Incentive Plan and the approval of any other matters properly presented at the Annual Meeting for stockholder approval. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast." Broker "non-votes", or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE ONE NOMINEE FOR CLASS I DIRECTOR OF THE COMPANY NAMED IN THIS PROXY STATEMENT, FOR RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998 AND FOR THE APPROVAL OF THE COMPANY'S AMENDED 1997 STOCK OPTION AND INCENTIVE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 1997 Annual Report, including financial statements for the fiscal year ended December 31, 1997, has been mailed to stockholders prior to the mailing of this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of five members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

    At the Annual Meeting, one director will be elected to serve until the 2001 Annual Meeting and until his successor is duly elected and qualified. The Board of Directors has nominated Mr. Edwin Thomas Burton, III, to serve as the Class I director (the "Nominee"). The Nominee is currently serving as a Class I director of the Company and as Chairman of the Audit Committee of the Board of Directors. The Board of Directors anticipates that the Nominee will serve, if elected, as a director. However, if such person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE.

INFORMATION REGARDING THE NOMINEE AND DIRECTORS

    The following table and biographical descriptions set forth certain information with respect to the Nominee for election as a Class I director at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 1999 and 2000 and the executive officers who are not directors, based upon information furnished to the Company by each director and executive officer.

                                                                                            AMOUNT AND NATURE
                                                                                              OF BENEFICIAL       PERCENT
                                                                                DIRECTOR       OWNERSHIP OF      OF CLASS
NAME                                                                  AGE         SINCE      COMMON STOCK (1)       (2)
----------------------------------------------------------------      ---      -----------  ------------------  -----------
CLASS I NOMINEE FOR ELECTION AT 1998
  ANNUAL MEETING (TERM TO EXPIRE IN 2001)
Edwin Thomas Burton, III........................................          55         1997           --                 N/A

CLASS II CONTINUING DIRECTORS (TERM EXPIRES IN 1999)
Benjamin P. Feldman.............................................          45         1997           117,832(3)        0.9%
John S. Levy....................................................          61         1997           --                 N/A

CLASS III CONTINUING DIRECTORS (TERM EXPIRES IN 2000)
John H. Alschuler, Jr...........................................          49         1997           --                 N/A
Stephen L. Green................................................          59         1997         2,140,784(4)       16.3%

------------------------

(1) All information has been determined as of April 3, 1998. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that such person has the right to acquire pursuant to the exercise of stock options exercisable within sixty days or the redemption of units (the "Units") of limited partnership interests in SL Green Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") (assuming the Company elects to issue Common Stock rather than pay cash upon such redemption). See "Executive Compensation" for a discussion of the vesting of stock options granted to directors and officers. Pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of August 20, 1997, after August 20, 1999 the Operating Partnership is obligated to redeem Units for cash, or, at the option of the Company, shares of Common Stock.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any share of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(3) All such shares are held by Mr. Feldman through a family limited liability company of which he is the managing member.

(4) Includes 2,140,784 Units.

CLASS I NOMINEE FOR ELECTION AT 1998 ANNUAL MEETING --TERM TO EXPIRE IN 2001

    EDWIN THOMAS BURTON, III has served as a director of the Company since 1997 and serves as Chairman of the Audit Committee, and is a member of the Compensation Committee. He has been Chairman of the Board of Trustees and a member of the Investment Advisory Committee of the Virginia Retirement System ("VRS") for state and local employees of the Commonwealth of Virginia ($30 billion in assets). Mr. Burton served as the Chairman of the VRS Special Committee on the sale of RF&P Corporation, a $570 million real estate company. He is currently a visiting professor of commerce and economics at the University of Virginia. From 1994 until 1995, Mr. Burton served as Senior Vice President, Managing Director and member of the Board of Directors of Interstate Johnson Lane, Incorporated, an investment banking firm where he was responsible for the Corporate Finance and Public Finance Divisions. From 1987 to 1994, Mr. Burton served as President of Rothschild Financial Services, Incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities. From 1985 until 1987, Mr. Burton was a partner of First Capital Strategists, a partnership that managed security lending and investment activities for large endowment portfolios. Mr. Burton also served as a consultant to the American Stock Exchange from 1985 until 1986 and a senior vice president with Smith Barney (or its corporate predecessor) from 1976 until 1984. Mr. Burton currently serves on the Board of Directors of Capstar, a publicly traded hotel company and SNL Securities, a private securities data company. He has held various teaching positions at York College, Rice University and Cornell University and has written and lectured extensively in the field of economics. Mr. Burton also serves as a member of the Children's Medical Center Committee of the University of Virginia Hospital Advisory Board. Mr. Burton received a B.A. and an M.A. in economics from Rice University and a Ph.D in economics from Northwestern University.

CLASS II CONTINUING DIRECTORS--TERM TO EXPIRE IN 1999

    BENJAMIN P. FELDMAN has served as Executive Vice President and General Counsel of the Company and as a Director and member of the Executive Committee of the Company since 1997. He served as General Counsel of SL Green Properties, Inc. ("SL Green") from 1987 until 1997. Mr. Feldman handles the legal aspects of all leasing, financing and acquisition decisions. Prior to joining the Company, Mr. Feldman was vice-president and general counsel for Bruce Berger Realty. Mr. Feldman received a B.A. degree from Columbia University and a J.D. degree from Columbia University School of Law.

    JOHN S. LEVY has served as a director of the Company since 1997 and serves on the Audit Committee and Compensation Committee. He is a private investor. Mr. Levy was associated with Lehman Brothers Inc. (or its corporate predecessors) from 1983 until 1995. During this period, Mr. Levy served as Managing Director and Chief Administrative Officer of the Financial Services Division, Senior Executive Vice

President and Co-Director of the International Division overseeing the International Branch System, and Managing Partner of the Equity Securities Division, where he managed the International, Institutional, Retail and Research Departments. Prior to that period, Mr. Levy was associated with A.G. Becker Incorporated (or its corporate predecessors) from 1960 until 1983. During this period, Mr. Levy served as Managing Director of the Execution Services Division, Vice President-Manager of Institutional and Retail Sales, Manager of the Institutional Sales Division, Manager of the New York Retail Office and a Registered Representative. Mr. Levy received a B.A. degree from Dartmouth College.

CLASS III CONTINUING DIRECTORS--TERM TO EXPIRE IN 2000

    JOHN H. ALSCHULER, JR. has served as a director of the Company since 1997 and serves on the Audit Committee, Executive Committee and Compensation Committee. He has served as President and Partner-in Charge of the New York office of Hamilton, Rabinowitz & Alschuler, Inc. ("HRA"), a nationally recognized real estate and management consulting firm, since 1996 and 1983, respectively. Mr. Alschuler has also been an Adjunct Assistant Professor in the Graduate Program in Real Estate at Columbia University since 1987. As President of HRA, Mr. Alschuler is currently advising the Government of Kuwait on the redevelopment of the main commercial district of Kuwait City. Mr. Alschuler is also advising the Governor of Massachusetts and the Board of the MBTA on the restructuring and privatization of the nation's second largest mass transit system. Mr. Alschuler also serves as the real estate advisor to the Guggenheim family and their foundation. Mr. Alschuler has advised a wide range of development clients, including Olympia & York, Maguire Thomas Partners, Queens West Development Corporation and the Empire State Development Corporation. Mr. Alschuler has also advised many public organizations and elected officials, including the Mayor of New York City and the Governor of New York. Mr. Alschuler received a B.A. degree from Wesleyan University and Ed.D. degree from the University of Massachusetts at Amherst.

    STEPHEN L. GREEN has served as the Chairman and member of the Executive Committee of the Board of Directors, Chief Executive Officer and President of the Company since 1997. Mr. Green founded S.L. Green Real Estate in 1980. Since then he has been involved in the acquisition of over 30 Manhattan office buildings containing in excess of four million square feet and the management of 50 Manhattan office buildings containing in excess of 10 million square feet. His clients have included Aldrich Eastman & Waltch, Bank of New York, CalPERS, Dai-Ichi Kangyo Bank, and CS First Boston. Mr. Green is a Governor of the Real Estate Board of New York and an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York. Additionally, Mr. Green is a Co-Chairman of the Real Estate Tax Fairness Coalition. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School. Mr. Green is the husband of Nancy A. Peck, an Executive Vice President of the Company.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    DAVID J. NETTINA has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company since 1997. Prior to joining the Company, Mr. Nettina worked for The Pyramid Companies ("Pyramid"), based in Syracuse, NY, in various positions from March 1986 to June 1997. From 1990 to 1997, Mr. Nettina was a partner and Chief Financial Officer of Pyramid. From 1989 to 1990, Mr. Nettina was a development partner at the Boston, MA office of Pyramid. Mr. Nettina was the Director of Corporate Finance of the Pyramid Development Group from 1987 to 1989. From 1986 to 1987, Mr. Nettina was Chief Operating Officer of the Pyramid Management Group. Mr. Nettina served as President of Citibank (Maine), N.A. from 1983 to 1986. From 1980 to 1983, Mr. Nettina was Assistant Vice President of Citibank (NYS), N.A. in Rochester, NY. Mr. Nettina was in the U.S. Army from 1976 until he completed service as a Captain in 1980. Mr. Nettina received a B.S. degree in 1974 and an MBA in 1976 from Canisius College. Mr. Nettina is 44 years old.

    NANCY ANN PECK has served as Executive Vice President-Development and Operations of the Company since 1997. From 1983 until 1997, Ms. Peck supervised redevelopment of the SL Green projects and oversaw the management and construction of all properties owned and managed by SL Green. Prior to joining SL Green, Ms. Peck served as project coordinator for projects valued in excess of $500 million, one of which was the renovation and conversion of the two million square foot American Furniture Mart in Chicago into a multi-use complex. Ms. Peck has worked for McKeon Construction Corp., Paul Properties and Shelter Rock Holdings Corp. She recently was appointed to the Board of Directors of the Real Estate Board of New York, Management Division. Ms. Peck received a B.A. degree from the University of California at Berkeley and an MBA in finance from New York University Business School. She is the wife of Stephen L. Green, Chairman of the Board of Directors and President of the Company. Ms. Peck is 53 years old.

    STEVEN H. KLEIN has served as Executive Vice President-Acquisitions of the Company since 1997. Mr. Klein oversaw the Asset Management division of SL Green from 1991 until 1997 and led acquisition, sale and investment analysis decisions. Mr. Klein played a major role in the redevelopment of SL Green's managed portfolio. Prior to joining SL Green, Mr. Klein worked at Gallin Realty Company in marketing and leasing. Mr. Klein received a B.A. degree from the University of Michigan. Mr. Klein is 37 years old.

    GERARD NOCERA has served as Executive Vice President-Leasing of the Company since 1997. From 1991 to 1997, Mr. Nocera was responsible for the development and implementation of marketing and leasing programs at SL Green owned and managed properties. Prior to joining SL Green, Mr. Nocera worked for The Cohen Brothers as a landlord representative. Mr. Nocera is a member of the Real Estate Board of New York. Mr. Nocera received a B.A. degree from Duquesne University. Mr. Nocera is 40 years old.

    LOUIS A. OLSEN has served as Senior Vice President-Finance of the Company since 1997. From 1988 until 1997, Mr. Olsen oversaw all financial and accounting functions at SL Green. Before joining SL Green, Mr. Olsen was vice president and comptroller of the management division of Edward S. Gordon Company where he was responsible for the financial accounting of an 8 million square foot commercial office portfolio managed by Edward S. Gordon. Mr. Olsen also served for four years as vice president of Chase Manhattan Bank where he was responsible for financial reporting for the $200 million Real Estate Owned Portfolio. Mr. Olsen also worked as a manager in the real estate department at Peat, Marwick & Mitchell. Mr. Olsen received a B.S. degree in accounting from Bloomfield College and an M.B.A. degree in accounting and taxation from Fairleigh Dickenson University. Mr. Olsen is a licensed New York State Certified Public Accountant. Mr. Olsen is 53 years old.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Company is managed by a five member Board of Directors, a majority of whom are independent of the Company's management. The Board of Directors held three meetings during fiscal year 1997 subsequent to the IPO. Each of the directors attended 100% of the total number of meetings of the Board of Directors and of the committees of the Company of which he was a member during 1997.

    AUDIT COMMITTEE. The Audit Committee, which consists of John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagements, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings during fiscal year 1997.

    EXECUTIVE COMMITTEE. Subject to the supervision and oversight of the Board of Directors, the Executive Committee, which consists of Stephen L. Green, Benjamin P. Feldman and John H. Alschuler, Jr., has the authority to approve the acquisition, financing and disposition of investments by the Company and to authorize the execution of certain contracts and agreements, including those relating to the borrowing of money by the Company and to exercise generally all other powers of the Board of Directors, except for those which require action by all Directors or the Independent Directors under the Articles of Incorporation or Bylaws of the Company or under applicable law. The Executive Committee held no meetings during fiscal year 1997.

    COMPENSATION COMMITTEE.  The Compensation Committee, which consists of John
H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy makes recommendations and exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company's 1997 Stock Option and Incentive Plan, as amended by the Board of Directors (the "Amended 1997 Stock Option and Incentive Plan"). The Compensation Committee held no meetings during fiscal year 1997.

    The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the functions of such a committee.

DIRECTOR COMPENSATION

    Each of the non-employee directors of the Company receives an annual director's fee of $12,000. Each non-employee director also receives $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended, provided such committee meeting does not occur on a day on which a Board of Directors meeting is held. Each non-employee director, upon initial election to the Board of Directors, received options under the 1997 Stock Option and Incentive Plan to purchase 6,000 shares of Common Stock at the market price of the Common Stock on the date of grant, which will vest one year from the date of grant.

         PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998, subject to ratification of this appointment by the stockholders of the Company. Ernst & Young LLP has served as the Company's independent auditors since the Company's formation in June 1997 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

    The Company was organized as a Maryland corporation in June 1997. The following table sets forth information regarding the base compensation awarded to the Company's Chief Executive Officer and each of the Company's other five most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose base salary, on an annualized basis exceeded $100,000 during the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                   ANNUAL COMPENSATION
                                                            ------------------------------------------------------------------
                                                                                                     LONG TERM     ALL OTHER
NAME AND PRINCIPAL POSITION                                   YEAR     SALARY($)     BONUSES($)     OPTIONS(1)        ($)
----------------------------------------------------------  ---------  ----------  ---------------  -----------  -------------
Stephen L. Green, Chairman of the Board, President and
  Chief Executive Officer                                        1997  $  250,000            --             --            --
David J. Nettina, Executive Vice President and Chief
  Operating Officer                                              1997  $  200,000            --         75,000            --
Steven H. Klein, Executive Vice President-Acquisitions           1997  $  175,000            --         50,000            --
Gerard Nocera, Executive Vice President-Leasing                  1997  $  175,000            --         50,000            --
Nancy A. Peck, Executive Vice President-Development and
  Operations                                                     1997  $  150,000            --         50,000            --
Benjamin P. Feldman, Executive Vice President and General
  Counsel                                                        1997  $  150,000            --         50,000            --

------------------------

(1) As of December 31, 1997, options to purchase a total of 610,000 shares of Common Stock have been granted to directors and employees of the Company, including options to purchase 275,000 shares of Common Stock granted to the Named Executive Officers.

    The following table sets forth the options granted with respect to the fiscal year ended December 31, 1997 to the Company's Named Executive Officers.

                                                                              OPTION GRANTS IN FISCAL YEAR 1997
                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                               PERCENT OF                                   ANNUAL RATES OF
                                                 NUMBER OF    TOTAL OPTIONS    EXERCISE                       SHARE PRICE
                                                SECURITIES     GRANTED TO      PRICE PER                      APPRECIATION
                                                UNDERLYING      EMPLOYEES      SHARE OF                    FOR OPTION TERM(2)
                                                  OPTIONS       IN FISCAL       COMMON     EXPIRATION   ------------------------
NAME                                            GRANTED(1)        YEAR         STOCK(3)       DATE        5%(4)        10%(5)
----------------------------------------------  -----------  ---------------  -----------  -----------  ----------  ------------
Stephen L. Green..............................          --             --             --           --           --            --
David J. Nettina..............................      75,000           11.4%     $   21.00      8/14/07   $  990,509  $  2,510,144
Nancy A. Peck.................................      50,000            7.6%     $   21.00      8/14/07   $  660,339  $  1,673,430
Benjamin P. Feldman...........................      50,000            7.6%     $   21.00      8/14/07   $  660,339  $  1,673,430
Steven H. Klein...............................      50,000            7.6%     $   21.00      8/14/07   $  660,339  $  1,673,430
Gerard Nocera.................................      50,000            7.6%     $   21.00      8/14/07   $  660,339  $  1,673,430

------------------------

(1) All options are granted at the fair market value of the common stock at the date of grant. These options will vest in three equal annual installments (rounded to the nearest whole share) over three years.

(2) In accordance with the rules of the Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of the Common Stock, which would benefit all stockholders.

(3) The exercise price for the initial grant of options on August 14, 1997 was based on the IPO price of $21.00 per share of Common Stock.

(4) An annual compound share price appreciation of 5% from the IPO price of $21.00 per share of Common Stock yields a price of $34.21 per share of Common Stock.

(5) An annual compound share price appreciation of 10% from the IPO price of $21.00 per share of Common Stock yields a price of $54.47 per share of Common Stock.

    No options were exercised in 1997. The following table sets forth the value of options held at the end of 1997 by the Company's Named Executive Officers.

                 AGGREGATED FISCAL YEAR-END 1997 OPTION VALUES

                                                                    NUMBER OF SHARES             VALUE OF
                                                                       UNDERLYING               UNEXERCISED
                                                                       UNEXERCISED             IN-THE-MONEY
                                                                    OPTIONS AT FISCAL        OPTIONS AT FISCAL
                                                                       YEAR-END(#)            YEAR-END($)(1)
NAME                                                             EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------  -----------------------  -----------------------
Stephen L. Green...............................................            --                       --
David J. Nettina...............................................           0/75,000             0/$   370,313
Nancy A. Peck..................................................           0/50,000             0/$   246,875
Benjamin P. Feldman............................................           0/50,000             0/$   246,875
Steven H. Klein................................................           0/50,000             0/$   246,875
Gerard Nocera..................................................           0/50,000             0/$   246,875

------------------------

(1) The value of unexercised in-the-money options at fiscal year-end based on the fair market value for Common Stock, $25 15/16 share, as of December 31, 1997.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

    Stephen L. Green, Nancy A. Peck, Steven H. Klein, Benjamin P. Feldman, Gerard Nocera and Louis A. Olsen have each entered into employment and noncompetition agreements with the Company.

    Each agreement will expire on the third anniversary of the closing of the IPO (I.E., August 20, 2000), except the agreement with Louis A. Olsen will expire on the first anniversary of the IPO (I.E., August 20, 1998), unless in each case otherwise extended, and provides for certain severance payments in the event of the employee's death, disability, termination "without cause" or resignation with "good reason" (as such terms are defined in the agreements). Such employment and noncompetition agreements, subject to certain exceptions, prohibit each such employee from engaging, directly or indirectly, during the term of his or her employment, in any business which engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any office real estate property within the New York City metropolitan area ("Competitive Activities"). The employment and noncompetition agreement of Stephen L. Green also, subject to certain exceptions, prohibits Mr. Green from engaging, directly or indirectly, during the Noncompetition Period in any Competitive Activities. The Noncompetition Period is the period beginning on the date of the termination of employment and ending on the later of (i) three years from the closing of the IPO and (ii) one year from the termination of his employment with the Company.

    David J. Nettina entered into a similar employment and noncompetition agreement with the Company (including the prohibition of Competitive Activities during the Noncompetition Period). Mr. Nettina's agreement also provides for a minimum yearly bonus of $100,000, the award of options to purchase at least 50,000 shares of Common Stock upon completion of the IPO (exercisable at $21.00, the initial public offering price), the award of $200,000 worth of shares of Common Stock on each of the first, second and third anniversaries of his employment and customary relocation expenses.

    In addition, pursuant to the terms of Mr. Nettina's employment agreement, Mr. Nettina received a loan from the Company on August 14, 1997 to purchase shares of Common Stock issued under the 1997 Stock Option and Incentive Plan (a "Stock Loan"). The principal amount of the Stock Loan is $300,000. The Stock Loan has a term of three years, accrues interest at the Federal mid-term "Applicable Federal Rate" ("AFR"), as in effect from time to time, and is secured by the Common Stock purchased and is otherwise be non-recourse. One-thirty-sixth of the Stock Loan (together with accrued interest on the Stock
Loan) will be forgiven each month during the term of the Stock Loan provided that Mr. Nettina is then employed by the Company. In the event of a change-in-control of the Company, Mr. Nettina's death or permanent disability or termination of his employment by the Company without cause, the outstanding principal amount of the Stock Loan will be forgiven in full. In the event Mr. Nettina leaves the employ of the Company or is terminated with cause, the outstanding amount of the Stock Loan will be immediately due and payable. The outstanding amount shall be equal to the amount then due and owing, pro rated for the number of months elapsed for the year in which termination occurs. Steven H. Klein received a similar Stock Loan from the Company on August 14, 1997 in the principal amount of $500,000, with a term of five years one sixtieth of which will be forgiven each month during the term of the Stock Loan upon the same terms and conditions of Mr. Nettina's Stock Loan.

REPORT ON EXECUTIVE COMPENSATION

    The following is a report by the Company's Compensation Committee regarding the Company's executive compensation objectives, executive compensation program and the compensation of the Company's chief executive officer.

    EXECUTIVE COMPENSATION OBJECTIVES. The objective of the Company's executive compensation program is to attract, retain and motivate talented executives that will maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to align the interests of executives with those of the Company's stockholders by linking a portion of executive compensation directly to increases in stockholder value. The Company seeks to provide total compensation to its executive officers which is competitive with total compensation paid by REITs similar to the Company.

    PROCEEDINGS OF THE COMPENSATION COMMITTEE. The Compensation Committee determines compensation for the Company's executive officers and is comprised of three nonemployee directors, John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy. Final compensation determinations for each fiscal year generally will be made after the end of the fiscal year and after audited financial statements for such year become available. At that time, base salaries for the following fiscal year will be set, cash bonuses, if any, will be determined for the past year's performance, and option grants, if any, will generally be made. With respect to each executive officer who acted in such capacity at the time of the IPO, base compensation and stock option grants made in 1997 were determined prior to the IPO and prior to the formation of the Compensation Committee. Accordingly, the Compensation Committee took no action with respect to such determinations.

    The Compensation Committee exercises independent discretion in respect of executive compensation matters. With respect to the compensation of the Named Executive Officers other than Mr. Stephen L. Green, the Compensation Committee reviews the recommendations of Mr. Stephen L. Green.

    The following is a discussion of each element of the Company's executive compensation:

    ANNUAL BASE SALARY. Base salaries for each of the Named Executive Officers are the subject of the employment and noncompetition agreement between the Company and each such executive as indicated above. For 1997, base salaries for each Named Executive Officer were determined prior to the IPO and prior to the formation of the Compensation Committee. Accordingly, the Compensation Committee took no action with respect to such determinations.

    ANNUAL INCENTIVES. Annual incentives are provided in the form of cash bonuses to be paid if certain performance objectives are achieved. The Compensation Committee may in the future award cash bonuses based primarily upon the Company's level of Funds from Operations. Cash bonuses will also be subject to adjustment based upon the Compensation Committee's evaluation of an executive's personal performance. Mr. Nettina's employment and noncompetition agreement provides for a minimum annual cash bonus (commencing on the first anniversary of the date of the agreement) of $100,000.

    In respect of the year ended December 31, 1997, none of the Company's executive officers received cash bonuses. The determination not to award cash bonuses to these officers was made in light of the fact that the Company recently completed its IPO and had only four months of operations in 1997. It is anticipated that the Company's performance during this period may be considered by the Compensation Committee in determining incentive compensation for 1998.

    LONG-TERM INCENTIVES. Long-term incentives are provided through the grant of stock options. The grant of stock options are intended to align the executive's long-term objectives with those of the Company's stockholders. The Amended 1997 Stock Option and Incentive Plan is administered by the Compensation Committee, which has the discretion to determine those individuals to whom options will be granted, the number of shares subject to options and other terms and conditions of the options.

    In connection with the IPO, David J. Nettina was granted 75,000 nonqualified stock options to purchase shares of Common Stock, and Nancy A. Peck, Benjamin P. Feldman, Steven H. Klein and Gerard Nocera were each granted 50,000 nonqualified stock options to purchase shares of Common Stock, all at an exercise price of $21.00 per share (the IPO price of the Common Stock). Such stock option grants were determined prior to the formation of the Compensation Committee. Accordingly, the Compensation Committee took no action with respect to such determinations.

    1997 CHIEF EXECUTIVE OFFICER COMPENSATION. As indicated above, Stephen L. Green's salary was determined prior to the IPO and prior to the formation of the Compensation Committee. Accordingly, the Compensation Committee took no action with respect to such determination. As indicated above, the Committee determined to forgo awards of cash bonuses to executive officers during the Company's first fiscal year of operations.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to
Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company did not pay any compensation during 1997 that would be subject to the limitations set forth in Section 162(m).

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF THE BOARD OF DIRECTORS
                                          John H. Alschuler, Jr.
                                          Edwin Thomas Burton, III
                                          John S. Levy

                            STOCK PERFORMANCE GRAPH

    The following graph provides a comparison of the cumulative total stockholder return on the Common Stock from the IPO price to the NYSE closing price per share on December 31, 1997 with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and the BBG REIT Office Properties Index (the "BBG REIT Index"). Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Stock IPO on August 15, 1997 and in the S&P 500 and the BBG REIT Office Properties Index on August 31, 1997 and (ii) reinvestment of dividends.

                              [PERFORMANCE GRAPH]

                        SOURCE: BLOOMBERG

    The actual returns shown on the graph above are as follows:

                                                                        VALUE OF
                                                  INITIAL INVESTMENT     INITIAL
                                                          AT          INVESTMENT AT
                                                   15/31-AUG-97(1)      31-DEC-97
                                                  ------------------  -------------
SL Green Realty.................................      $   100.00        $  125.96
S&P 500.........................................      $   100.00        $  108.42
BBG REIT Index..................................      $   100.00        $  118.35

------------------------

(1) Assumes an initial investment of $100 on August 15, 1997 (the IPO purchase date) with respect to shares of the Company's Common Stock and on August 31, 1997 with respect to the S&P 500 and the BBG REIT Index.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock for
(i) each stockholder of the Company holding more than a 5% beneficial interest in the Company, (ii) each executive officer of the Company who is not a director of the Company and (iii) the directors and executive officers of the Company as a group as of December 31, 1997. Stock ownership of the Directors of the Company appears under the heading "Information Regarding the Nominee and Directors" in this Proxy Statement.

                                                                                     SHARES OF COMMON STOCK
                                                                                      BENEFICIALLY OWNED(1)
                                                                                 -------------------------------
NAME OF BENEFICIAL OWNERS                                                          NUMBER     PERCENT OF TOTAL
-------------------------------------------------------------------------------  ----------  -------------------
David J. Nettina(2)............................................................      14,285            0.10%
Nancy A. Peck(2)...............................................................     197,720            1.50%
Steven H. Klein(2).............................................................     102,897(9)           0.80%
Gerard Nocera(2)...............................................................      79,088            0.60%
Cohen & Steers Capital Management, Inc.(3).....................................   1,702,000           13.85%
Capital Growth Management Limited Partnership(4)...............................   1,320,000           10.74%
The Equitable Companies Incorporated(5)........................................   1,302,900           10.60%
Neuberger & Berman LLC(6)......................................................     681,100            5.54%
EII Realty Securities Inc.(7)..................................................     639,300            5.20%
FMR Corp.(8)...................................................................     622,400            5.06%
All directors and executive officers as a group (10 persons)...................   2,732,494           20.80%

------------------------

(1) The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) The business address for this stockholder is 70 West 36th Street, New York, New York 10018.

(3) The business address for this stockholder is 757 Third Avenue, New York, New York 10017. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1997, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(4) The business address for this stockholder is One International Plaza, Boston, MA 02110. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1997, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(5) The business address for this stockholder is 1290 Avenue of the Americas, New York, NY 10104. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1997, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(6) The business address for this stockholder is 605 Third Avenue, New York, NY 10158. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1997, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(7) The business address for this stockholder is 667 Madison Avenue, New York, NY 10021. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1997, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(8) The business address for this stockholder is 82 Devonshire Street, Boston, MA 02109. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1997, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(9) Includes 15,000 shares of Common Stock held by Mr. Klein through a family trust.

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% Holders were satisfied.

                          PROPOSAL 3: APPROVAL OF THE
                  AMENDED 1997 STOCK OPTION AND INCENTIVE PLAN

    In December 1997 and in March 1998 the Board of Directors amended the 1997 Stock Option and Incentive Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED 1997 STOCK OPTION AND INCENTIVE PLAN.

    The Company's 1997 Stock Option and Incentive Plan ("1997 Stock Option and Incentive Plan") was adopted at the time of the IPO in order to provide a means for the Company to implement its long-term incentive program for executive officers and directors, as well as to provide incentives for other officers and employees. The Company's objective in providing these incentives is to attract, retain and motivate talented persons that will maximize stockholder value. In this regard, the Company has sought to provide incentives for a broad range of persons employed by the Company in granting awards under the 1997 Stock Option and Incentive Plan.

    In order to ensure that the Company can continue the broad-based application of its long-term incentive program, the Board of Directors has amended the 1997 Stock Option and Incentive Plan. The Amended 1997 Stock Option and Incentive Plan includes "consultants" as among the persons eligible to receive awards under the plan and provides for the grant of awards in respect of up to an aggregate of 1,700,000 shares of Common Stock. (The 1997 Stock Option and Incentive Plan provided for the grant of awards in respect of up to an aggregate of 1,100,000 shares of Common Stock.) The Amended 1997 Stock Option and Incentive Plan is otherwise the same as the 1997 Stock Option and Incentive Plan.

    The following is a description of the Amended 1997 Stock Option and Incentive Plan:

    The Amended 1997 Stock Option and Incentive Plan authorizes (i) the grant of stock options that qualify as incentive stock options under Section 422 of the Code ("ISOs"), (ii) the grant of stock options that do not so qualify ("NQSOs"), (iii) the grant of stock options in lieu of cash Directors' fees and employee bonuses, and (iv) grants of shares of Common Stock, in lieu of cash compensation. The exercise price of stock options is determined by the Compensation Committee, but may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant in the case of ISOs; provided that, in the case of grants of NQSOs granted in lieu of cash Directors' fees and employee bonuses, the exercise price may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. The Company has reserved 1,700,000 shares of Common Stock for issuance under the Amended 1997 Stock Option and Incentive Plan. As of April 3, 1998, options for 821,000 shares of Common Stock had been granted pursuant to the Amended 1997 Stock Option and Incentive Plan, including options to purchase 375,000 shares of Common Stock granted to the Named Executive Officers. In that regard, as of April 3, 1998, David J. Nettina had been granted options to purchase 175,000 shares of Common Stock (100,000 of which were awarded in February 1998), and Nancy A. Peck, Steven H. Klein, Benjamin P. Feldman and Gerard Nocera had each been granted options to purchase 50,000 shares of Common Stock. See "Executive Compensation." In addition, each non-employee Director (including Mr. Burton, nominee for election as a Director at the Annual Meeting) was granted options to purchase 6,000 shares of Common Stock upon completion of the IPO. See "Proposal I -- Election of Directors -- Director Compensation." On April 3, 1998, the last reported sale price of the Common Stock on the New York Stock Exchange was $26 7/16.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED 1997 STOCK OPTION AND INCENTIVE PLAN. The following is a brief summary of the principal Federal income tax consequences of awards under the Amended 1997 Stock Option and Incentive Plan. The summary is based upon current Federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    A participant is not subject to Federal income tax either at the time of grant or at the time of exercise of an ISO. However, upon exercise, the difference between the fair market value of the Common Stock and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax. If a participant does not dispose of Common Stock acquired through the exercise of an ISO in a "disqualifying disposition" (I.E., no disposition occurs within two years from the date of grant of the share option nor within one year of the transfer of the Common Stock to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such Common Stock, and such gain will be taxable as gain from the sale of a capital asset.

    The Company will not receive any tax deduction on the exercise of an ISO or, if the above holding period requirements are met, on the sale of the underlying Common Stock. If there is a disqualifying disposition (I.E., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the Common Stock at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

    If NQSOs are granted to a participant, there are no Federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION TRANSACTIONS

    In connection with the formation of the Company in June 1997, certain continuing investors (which included Stephen L. Green, members of his immediate family and unaffiliated partners) received an aggregate of 2,383,284 Units for their direct and indirect interests in certain properties and in the commercial real estate businesses acquired by the Company. In addition, in connection with the formation of the Company, the Operating Partnership used $20 million to repay a portion of a $46 million loan made by Lehman Brothers Holdings, Inc. to Green Realty LLC and invested in Treasury securities pledged as collateral therefor which, upon repayment of the LBHI Loan, was released to Stephen L. Green.

CLEANING SERVICES

    First Quality Maintenance, L.P. ("First Quality") provides cleaning and related services with respect to certain of the properties owned by the Company. First Quality is owned by Gary Green, a son of Stephen L. Green. First Quality also provides additional services directly to tenants on a separately negotiated basis. The aggregate amount of fees to First Quality for services provided (excluding services provided directly to tenants) was approximately $296,000 in 1996 and $320,000 in 1997. In addition, the cleaning entity has the non-exclusive opportunity to provide cleaning and related services to individual tenants at the Company's properties on a basis separately negotiated with any tenant seeking such additional services. The cleaning entity will provide such services to individual tenants pursuant to agreements on customary terms (including at market rates). First Quality leases 3,740 square feet of space at 70 West 36th Street pursuant to a lease that expires on December 31, 2005 and provides for annual rental payments of approximately $68,660.

SECURITY SERVICES

    Classic Security LLC ("Classic Security") provides security services with respect to certain of properties owned by the Company. Classic Security is owned by Gary Green, a son of Stephen L. Green. The aggregate amount of fees for such services was approximately $24,000 in 1996 and $143,000 in 1997.

RELATED PARTY TRANSACTIONS

    During 1996, HRA, a real estate and management consulting firm of which John
H. Alschuler, Jr., a director of the Company, is the President provided consulting services for S.L. Green Leasing, Inc. ("S.L. Green Leasing"). HRA negotiated certain New York City benefit programs for Information Builders, Inc., a tenant that was represented by S.L. Green Leasing, in connection with its relocation from 1250 Broadway to 2 Penn Plaza. For such services, HRA was paid a total of $128,962.99 by S.L. Green Leasing.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

    The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. In addition, the Company intends to utilize the proxy solicitation services of The Financial Relations Board and Beacon Hill Partners at an aggregate estimated cost of $7,500 plus out-of-pocket expenses.

STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 1999 annual meeting of stockholders must be received by the Secretary of the Company no later than December 9, 1998 in order to be considered for inclusion in the Company's proxy statement relating to the 1999 meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8").

    For a proposal of a stockholder to be presented to the Company's 1999 annual meeting of stockholders, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after November 29, 1998 and on or before March 14, 1999, unless the 1999 annual meeting of stockholders is scheduled to take place before May 21, 1999. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to: SL Green Realty Corp., 70 West 36th Street, New York, New York 10018, Attn: Benjamin P. Feldman, Secretary.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          BENJAMIN P. FELDMAN
                                          SECRETARY

New York, New York
April 7, 1998

                             SL GREEN REALTY CORP.
                              70 WEST 36TH STREET
                            NEW YORK, NEW YORK 10018

      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Stephen L. Green and Benjamin P. Feldman and either of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of SL Green Realty Corp. (the "Company") held of record by the undersigned as of the close of business on April 3, 1998, on behalf of the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 110 East 42nd Street, New York, New York, 10:00 a.m., local time, on Thursday, May 28, 1998, and at any adjournments or postponements thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                                 PLEASE VOTE AND SIGN ON OTHER SIDE AND
                                                RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                            SEE REVERSE
                               SIDE

/X/ Please mark your votes as in this example.

1.         To elect one Class I Director of the Company to serve until the 2001 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

           Nominee:  Edwin Thomas Burton, III

                                                           / /  FOR   / /  WITHHOLD

2.         To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending
           December 31, 1998.

                              / /  FOR                         / /  AGAINST                         / /  ABSTAIN

3.         To approve the Company's Amended 1997 Stock Option and Incentive Plan.

                              / /  FOR                         / /  AGAINST                         / /  ABSTAIN

4.         To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT WITH RESPECT THERETO AND THE COMPANY'S 1998 ANNUAL REPORT TO STOCKHOLDERS AND HEREBY REVOKE(S) ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

/ / MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Signature:                               Date:                      Signature:                               Date:
           ----------------------------             --------------             ----------------------------

                                                                                     IF HELD JOINTLY

Signature
           --------------

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.